EXHIBIT 10.22

                        GUARANTEE AGREEMENT (FIRSTCITY)


       GUARANTEE AGREEMENT, dated as of April 18, 1996, made by FIRSTCITY FINANCIAL CORPORATION, a corporation incorporated under the laws of Delaware (the "Guarantor"), in favor of American National Bank and Trust Company of Chicago ("ANB"), as collateral agent and administrative agent (in such capacity, and including its successors and assigns in such capacity, the "Agent"), for itself, Bank of Scotland ("BOS") and the other financial institutions (such financial institutions, including ANB and BOS, the "Banks") from time to time party to the Loan and Security Agreement dated as of the date hereof (said agreement, the "Agreement") among Diversified Financial Systems, Inc., an Indiana corporation (the "Borrower"), the Banks and the Agent.

                              W I T N E S S E T H

       WHEREAS, pursuant to the terms of the Agreement, the Banks have agreed to make loans to the Borrower to be evidenced by certain notes of the Borrower (said notes, the "Notes") and other financial accommodations (including letters of credit);

       WHEREAS, Guarantor owns all of the capital stock of DFC Asset Corp., a Texas corporation which owns all of the capital stock of the Borrower;

       WHEREAS, the obligation of the Banks to extend credit to the Borrower as aforesaid is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guarantee; and

       WHEREAS, all terms defined in the Agreement and used herein without definition shall have the meanings provided therefor in the Agreement, except where the context otherwise requires, and as used herein the terms "Agreement" and "Notes" include such documents and instruments as the same may from time to time be amended, supplemented, restated, extended or otherwise modified;

       NOW, THEREFORE, in consideration of the mutual promises herein contained and to induce the Banks to make the Loans to the Borrower, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

       1.    Guarantee.

       (a) Subject to the provisions of Section 1(b) hereof, the Guarantor unconditionally and irrevocably guarantees to the Agent and the Banks the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of any and all of the Borrower's present and future indebtedness and obligations, mature or contingent, in connection with the Loans, including (without limitation) all principal of the Loans and all interest which may be payable on the Loans prior to or during the pendency of any insolvency or similar proceeding with respect to the Borrower. All such indebtedness and obligations are referred to in this Guarantee Agreement as the "Indebtedness" and will be payable by the Guarantor to the Agent at its office at 33 N. LaSalle Street, Chicago, Illinois 60690, or at such other payment office as the Agent may notify the Guarantor of in writing, in United States dollars, immediately on demand in the event of any default of the Borrower with respect to the Indebtedness or any part thereof, without setoff or counterclaim. If the Agent or the Banks are prevented by law from accelerating any of the Indebtedness in accordance with the terms of any agreement or instrument governing same, the Agent and the Banks shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sum which would have otherwise been due had such acceleration occurred.

       (b) The liability of the Guarantor under Section 1(a) hereof shall be limited to the sum of all Loans up to but not exceeding $4,500,000 in the aggregate (the "Maximum Guaranteed Amount"), plus all unpaid interest payable on the Maximum Guaranteed Amount, but as to such unpaid interest only to the extent such interest accrues from and after two days following demand on the Guarantor by the Agent for the Guarantor to honor its obligations hereunder.

       2. Rights of Agent. The Guarantor authorizes the Banks at any time in their discretion (subject only to the consent of the Borrower where the relevant Loan Document specifically provides for such consent) to alter any of the terms of the Indebtedness, to take and hold any security for the Indebtedness and to accept additional or substituted security, to subordinate, compromise or release any security, to release the Borrower or any other party of its liability for all or any part of the Indebtedness, to release, substitute or add any one or more guarantors or endorsers, and to assign this Guarantee Agreement in whole or in part. Any modifications, renewals and extensions of the Indebtedness may be made at any time by the Banks, before or after any termination of this Guarantee Agreement, and the Guarantor shall be fully liable subject, however, to the provisions of Section 1(b) hereof) for any such modifications, renewals or extensions. The Agent and the Banks may take any of the foregoing actions upon any terms and conditions as the Banks may elect, without giving notice to the Guarantor or obtaining the consent of the Guarantor and without affecting the liability of the Guarantor to the Agent or the Banks.

       3.    Independent Obligations.

       (a) This Guarantee Agreement is a guarantee of payment rather than a guarantee of collection. The Guarantor's obligations under this Guarantee Agreement are independent of those of the Borrower and any security for or other guarantee (which term, for purposes of this Guarantee Agreement, shall include the Deficiency Undertaking) of the Indebtedness of the Borrower. The Agent (separately or with the Banks) may bring a separate action against the Guarantor without first proceeding against the Borrower or any other person or any security held by the Agent or the Banks and without pursuing any other remedy. The Agent's and the Banks' rights under this Guarantee Agreement will not be exhausted by any action or inaction by the Agent or the Banks until all of the Indebtedness has been indefeasibly paid in full. Any statute of limitations which is tolled as to the Borrower by reason of any payment by the Borrower or other circumstance shall operate to toll the statute of limitations as to the Guarantor.

       (b) The liability of the Guarantor hereunder is not affected or impaired by any direction or application of payment by the Borrower or by any other party, or by any other guarantee or undertaking of the Guarantor or any other party as to the Indebtedness of the Borrower, by any payment on, or in reduction of, any such other guarantee or undertaking, by the termination, revocation or release of any obligations hereunder or of any other guarantor, or by any payment made to the Agent or any Bank on the Indebtedness which the Agent or such Bank repays to the Borrower or any other guarantor or other person or entity pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or any other fact or circumstance which would excuse the obligation of a guarantor or surety, and the Guarantor waives any right to the deferral or modification of the Guarantor's obligations hereunder by reason of any such proceeding, fact or circumstance. This Guarantee shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment, or any part thereof, of or with respect to any of the Indebtedness (including without limitation any amounts payable under the Deficiency Undertaking) is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other payor thereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other payor thereof or any substantial part of its property, or otherwise, all as though such payments had not been made.

       4. Representations and Warranties. The Guarantor represents, warrants and agrees (which representations, warranties and agreements shall survive the Guarantor's execution of this Guarantee Agreement) that:

       (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full power and authority to own its properties and assets and to carry on its business as now being conducted.

       (b) The Guarantor has full power, authority and legal right to execute, deliver and perform this Guarantee Agreement.

       (c) The execution, delivery and performance by the Guarantor of this Guarantee Agreement has been duly authorized by all necessary action. This Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

       (d) This Guarantee Agreement is in proper legal form under the laws of the Guarantor's jurisdiction of incorporation and principal location for enforcement thereof against the Guarantor in the courts of any such jurisdiction. In any legal action upon this Guarantee Agreement in any such jurisdiction, the choice of law set forth in Section 14 hereof would be given effect by the courts of such jurisdiction.

       (e) The most recent year-end financial statements of the Guarantor furnished to the Banks prior to the date hereof have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Guarantor as at the end of and for the reporting period covered thereby. There are no material liabilities or any material unrealized or anticipated losses from unfavorable commitments or investments which are not disclosed in such financial statements.

       (f) There has been no Material Adverse Change with respect to the Guarantor from that set forth in the financial statements referred to in clause
(e) above. There are no legal proceedings pending or, to the knowledge of the Guarantor threatened, against or affecting the Guarantor or its obligations hereunder, and no default by the Guarantor with respect to any agreement or instrument to which it is a party or to which it or its assets are subject which might (individually or in the aggregate) result in such a Material Adverse Change.

       (g) The execution, delivery and performance of this Guarantee Agreement will not contravene any provision of law, rule or regulation to which the Guarantor is subject or any judgment, decree or order applicable to the Guarantor nor conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or other encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any agreement or other instrument to which Guarantor is a party or by which it or its property is bound or to which it or its property may be subject nor violate any provision of the charter documents or by-laws of the Guarantor.

       (h) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Government Authority, or any stock exchange or other governmental or non-governmental regulatory authority or any other Person, domestic or foreign, is required to authorize, or is required in connection with the execution, delivery and performance of this Guarantee Agreement or any of the other Loan Documents executed by the Guarantor, or the taking of any action hereby or thereby contemplated.

       (i) The Guarantor owns, directly or indirectly, more than 50% of the outstanding common shares of the Borrower.

       5. Covenants. So long as this Guarantee Agreement shall be in effect or any obligations shall remain outstanding hereunder, the Guarantor agrees to comply with each of the following covenants, unless the Banks should otherwise consent in writing:

       (a) The Guarantor will furnish to the Agent and the Banks promptly upon becoming available, copies of its annual audited and quarterly unaudited financial statements and such other information, reports, notices or statements as the Agent or any Bank may reasonably request from time to time, including all reports and other information sent by the Guarantor to its shareholders generally.

       (b)   The Guarantor will not wind up, liquidate or dissolve its affairs.

       (c) The Guarantor will not take any action which would prevent or interfere with the performance by the Borrower of any of the covenants, agreements, or obligations of the Borrower contained in any agreements or instruments governing or securing the Indebtedness and shall take or cause to be taken all appropriate action to enable the Borrower to perform any such covenants, agreements and obligations.

       (d) The Guarantor will allow any representative, officer or accountant of any Bank or the Agent to discuss its Financials and financial condition with its outside auditors. Guarantor hereby irrevocably authorizes such auditors to discuss the foregoing with all such Persons.

       6. Waivers of Defenses. The Guarantor waives, to the fullest extent permitted by law: (a) all statutes of limitation as to the Indebtedness, this Guarantee Agreement or otherwise as a defense to any action brought against the Guarantor by the Agent or the Banks; (b) any defense based upon any legal disability of the Borrower or any discharge or limitation of the liability of the Borrower to the Agent or the Banks, whether consensual or arising by operation of law or any bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause; (c) presentment, demand, protest and notice of any kind;
(d) any defense based upon or arising out of any defense which the Borrower may have to the payment or performance of any part of the Indebtedness; (e) any defense based upon any disbursements by the Agent or the Banks to the Borrower pursuant to any agreements or instruments governing or securing the Indebtedness whether same be deemed an additional advance or be deemed to be paid out of any special interest or other fund accounts, as constituting unauthorized payments hereunder or amounts not guaranteed by this Guarantee Agreement; (f) all rights to participate in any security held by the Agent or the Banks for the Indebtedness; (g) irregularity or unenforceability of any agreement or instrument representing or governing or securing the Indebtedness; (h) any request that the Agent or the Banks be diligent or prompt in making demands hereunder or under any agreement or instrument representing or governing or securing the Indebtedness; and (i) any other defense in law or equity (other than the defense that the indebtedness has been indefeasibly paid in full), until the Indebtedness has been indefeasibly paid in full (subject, however, to the provisions of Section 1(b) hereof).

       7. Borrower's Authority and Financial Condition. It is not necessary for the Agent or the Banks to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on the Borrower's behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower's ability to perform its obligations to the Agent and the Banks, and agrees that neither the Agent nor any Bank will have any duty to report to the Guarantor any information which the either receives about the Borrower's financial condition or any circumstances bearing on its ability to perform, and expressly waives any right to receive such information and any defense based upon failure to receive such information.

       8. Waiver of Subrogation. Irrespective of any payment by the Guarantor to the Agent or any Bank pursuant to this Guarantee Agreement, the Guarantor will not be subrogated in place of and to the claims and demands of the Agent or any Bank nor will the Guarantor have any right to participate in any security or lien now or hereafter held by or on behalf of the Agent or any Bank against the Borrower or any other guarantor or any collateral which the Agent or any Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law (including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights), until (x) the Indebtedness has been indefeasibly paid in full and (y) final indefeasible payment and satisfaction of all claims and demands due to the Agent and the Banks hereunder. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Indebtedness shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Indebtedness, whether matured or unmatured, in accordance with the terms of the Indebtedness. The Guarantor acknowledges that it will receive direct and indirect benefits from the financial accommodations extended by the Banks to the Borrower and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

       9. Right of Setoff. In addition to all rights of setoff or lien against any moneys, securities or other property of the Guarantor given to the Agent and the Banks by law, upon the occurrence of any default under any agreement or instrument governing any of the Indebtedness or under this Guarantee Agreement, the Agent and each Bank is authorized at any time and from time to time, without notice to the Guarantor or to any other person or entity, any such notice being hereby expressly waived, to setoff and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Agent or any Bank to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor under this Guarantee Agreement, irrespective of whether or not the Agent or such Bank shall have made any demand hereunder or any demand for payment of any Indebtedness and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

       10. Default. The Agent may declare the Guarantor in default under this Guarantee Agreement, and may exercise all of its rights hereunder and demand payment of the aggregate outstanding principal amount of all Indebtedness, if the Guarantor fails to perform any of its obligations under this Guarantee Agreement or if the Guarantor becomes the subject of any bankruptcy, insolvency, arrangement, reorganization, moratorium, or other debtor-relief proceeding under any law, whether now existing or hereafter enacted, or upon the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Guarantor.

       11. Costs and Expenses. In addition to the amounts guaranteed hereunder, the Guarantor agrees to pay the Agent's and the Banks' reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, incurred in any effort to collect or enforce this Guarantee Agreement, whether or not any lawsuit is filed. Until paid to the Agent, such sums (and any other amounts payable under this Guarantee Agreement that are not paid when due) will bear interest at the highest rate of interest borne by any of the Indebtedness plus 2%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Interest accrued hereunder pursuant to this paragraph shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

       12. Delay; Cumulative Remedies. No delay or failure by the Agent or any Bank to exercise any right or remedy against, or to require performance by, the Borrower or the Guarantor or any other party shall be construed as a waiver of that right, remedy or requirement, and all such powers of the Agent and the Banks shall remain in full force and effect, until specifically waived or released by an instrument in writing executed by the Agent on behalf of the Banks. All remedies of the Agent and the Banks against the Borrower and the Guarantor are cumulative.

       13. Subordination. The Guarantor agrees that any and all indebtedness or claims it may have against the Borrower, whether such claims are in connection with this Guarantee Agreement, the Indebtedness, or are completely independent of this Guarantee Agreement and the Indebtedness, will be subordinate to the claims of the Agent and the Banks under this Guarantee Agreement and all Indebtedness guaranteed hereby, and that the Guarantor will not assert any such claim against the Borrower until all Indebtedness to the Agent and the Banks has been indefeasibly paid in full. Notwithstanding such subordination, and without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guarantee Agreement, any Indebtedness of the Borrower to the Guarantor, if the Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Banks and paid over to the Agent on account of the Indebtedness of the Borrower to the Agent and the Banks.

       14. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF ILLINOIS (REGARDLESS OF THE PLACE WHERE THIS GUARANTEE AGREEMENT IS EXECUTED).

       15. Jurisdiction. The Guarantor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN ANY STATE OR

FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS AS THE AGENT OR ANY BANK MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE AGREEMENT THE GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by the Agent in writing, with respect to any action or proceeding brought by it against the Agent or any Bank and any questions relating to usury, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon the Guarantor by mail at the address stated alongside its name on the signature page hereof or at such other address as the Banks are notified of in accordance with Section 18 hereof. Nothing herein shall limit the right of the Agent or the Banks to bring proceedings against the Guarantor in the courts of any other jurisdiction. Guarantor covenants that it is and will remain subject to service of process in the State of Illinois so long as any of the Indebtedness is outstanding. If for any reason Guarantor should not be or remain so qualified, Guarantor hereby designates and appoints, without power of revocation, CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, Illinois 60604 as the agent of Guarantor upon whom may be served all process, pleadings, notices or other papers which may be served upon Guarantor as a result of any of its obligations under this Guarantee Agreement. Nothing herein shall affect the right of the Agent or the Banks to serve process in any other manner permitted by law.

       16. Severability. If any one or more of the provisions contained in this Guarantee Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

       17.   Certain Definitions.

       (a) As used in this Guarantee Agreement, the following terms have the following meanings:

       "Government Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Material Adverse Change" shall mean, with respect to a Person, a material adverse change in such Person's condition or operations, financial or otherwise.

       (b) Relationship with Deficiency Undertaking. Guarantor's obligations hereunder are in addition to (and not in lieu of) its obligations under the Deficiency Undertaking.

       18. Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service; or three days after being deposited in the mails, when deposited in the mails (by registered or certified mail, return receipt requested), postage prepaid; or in the case of telex, telegraphic, telecopier or cable notice, when delivered to the telex, telegraph, telecopier or cable company; or in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto, when sent; in each case, addressed to the party entitled to receive same at the address stated alongside its name on the signature page hereto (or to such other address as any party hereto may hereafter specify to the other in writing); provided that communications with respect to a change of address shall be deemed to be effective when actually received. Copies of all notices, requests, demands and other communications hereunder shall also be sent to the Agent if the Agent is not the direct recipient thereof and to BOS if BOS if BOS is not the direct recipient thereof. Notices and other communications to BOS shall be sent to BOS in New York at 565 Fifth Avenue, New York, NY 10017 (fax: 212/557-9460) and to BOS in Chicago at 181 West Madison Street, Chicago, Illinois 60602, fax:
312/263-1143 (or, in each case, to such other address or fax number as BOS may hereafter specify to the others in writing).

       19. Amendment. No provisions of this Guarantee Agreement shall be waived, amended or supplemented except by a written instrument executed by the Guarantor, the Agent and the Banks.

       20. Miscellaneous. The provisions of this Guarantee Agreement will bind and benefit the successors and assigns of the Guarantor, the Agent and the Banks; without limiting the generality of the foregoing, it is understood and agreed that the obligations of the Guarantor hereunder shall continue even if it should transfer or otherwise dispose of any of its direct equity or other interests in the Borrower. The term "Borrower" will mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Indebtedness. The descriptive headings used in this Guarantee Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

       21. Counterparts. This Guarantee Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

       22.   Texas Language.

       (a) THIS WRITTEN AGREEMENT (TOGETHER WITH THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

       23. Waiver of Jury Trial. EACH OF THE AGENT AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE BANKS, THE BORROWER, THE GUARANTOR OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS GUARANTEE AGREEMENT AND SUCH OTHER AGREEMENTS AND DOCUMENTS AND FOR THE BANKS ENTERING INTO THE LOAN AND SECURITY AGREEMENT REFERRED TO ON THE FIRST PAGE HEREOF.

       24. Actions of Agent. All duties, obligations, undertakings, covenants, agreements, rights and responsibilities of Agent hereunder are the duties, obligations, undertakings, covenants, agreements, rights and responsibilities of Agent, as collateral agent and administrative agent of the Banks pursuant to the terms of the Loan Agreement. No action taken by Agent pursuant to the terms of this Agreement shall be deemed to be the act of Agent for its own account. The Agent shall be entitled to rely upon any writing, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or phone conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person, and upon opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first be indemnified to its satisfaction by the the Banks and/or Borrower against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee Agreement as of the date first above written.

                                             addresses and fax number

FIRSTCITY FINANCIAL CORPORATION              6400 Imperial Drive
                                             P.O. Box 8216
                                             Waco, Texas  76714-8216
By /s/ James T. Sartain                      fax: 817/751-1208
  Name:  James T. Sartain
  Title: President






AMERICAN NATIONAL BANK AND TRUST             33 North LaSalle Street
COMPANY OF CHICAGO, individually and as      Chicago, Illinois 60690
agent                                        fax: 312/661-3566


By   /s/ Garrick L. Nielsen
  Name:   Garrick L. Nielsen
  Title:  Officer







AGREED TO:
DIVERSIFIED FINANCIAL SYSTEMS, INC.          5015 Speedway Drive
                                             Fort Wayne, Indiana 46825
                                             fax: 219/482-2439
By   /s/ John T. Parrish
  Name:  John T. Parrish
  Title: President